EXHIBIT 3.1.
                            ARTICLES OF INCORPORATION

                           MILLENNIA TEA MASTERS, INC.


                                    ARTICLE I

           The name of this CORPORATION is Millennia Tea Masters, Inc.



                                   ARTICLE II

                      The period of duration is perpetual.


                                   ARTICLE III
                                    PURPOSES

         The purposes for which this CORPORATION is organized are to conduct any type of business endeavor which is legal pursuant to the laws of the State of Texas.


                                   ARTICLE IV
                                     SHARES

              The total number of shares of stock which the CORPORATION shall have authority to issue is Twenty five Million (25,000,000) shares of Common Stock. The par value of each of such shares is One Mill ($0.001) amounting in the aggregate to Twenty Five Thousand Dollars ($25,000).


                                    ARTICLE V
                                COMMENCE BUSINESS

              The CORPORATION will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand
Dollars ($1,000.00), consisting of money, labor done, or property actually received.


                                   ARTICLE VI
                                  MAJORITY VOTE

              With respect to any action to be taken by the shareholders of the CORPORATION under the Texas Business Corporation Act or otherwise, the vote or occurrence of the holders of a majority of the issued and outstanding shares of the CORPORATION shall control.

                                   ARTICLE VII
                              NO CUMULATIVE VOTING

              Cumulative voting is expressly prohibited. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote; no shareholders shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principal among any number of such candidates.


                                  ARTICLE VIII
                               PRE-EMPTIVE RIGHTS

              No holder of any stock of the CORPORATION shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the CORPORATION authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the CORPORATION or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class or stock of the CORPORATION, but any stock authorized by these Articles or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may decide in its discretion without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of these Articles.


                                   ARTICLE IX
                          CERTAIN INSIDER TRANSACTIONS

              Any contract or other transaction between the CORPORATION and one or more of its directors, or between the CORPORATION and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the CORPORATION and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors of the CORPORATION that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the facts of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization of ratification. This Article shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.


                                    ARTICLE X
                                 INDEMNIFICATION

              The CORPORATION may indemnify any person made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that he or she, his or her testator, or intestate, is or was a director, officer, or employee of the CORPORATION, or of any CORPORATION, which he or she served in such capacity at the request of the CORPORATION, against the reasonable expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense of the action, suit or proceeding or in connection with any appeal in it. This right to indemnification conferred by this Article shall not restrict the power of the CORPORATION to make any other type of indemnification permitted by law.

                                   ARTICLE XI
                                    INSURANCE

              The CORPORATION shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the CORPORATION, or who is or was serving at the request of the CORPORATION as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person, whether or not the CORPORATION would have the power to indemnify him against such liability by statute.


                                   ARTICLE XII
                             LIMITATION ON LIABILITY

              No person shall be liable to the CORPORATION for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director, officer or employee of the CORPORATION in good faith, if, in the exercise of ordinary care, this person:

                           A. Relied upon financial statements of the CORPORATION represented to be corrected by the President or the officer of the CORPORATION having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the CORPORATION; or considered the assets to be of their book value; or

                           B. Relied upon the  written  opinion of any  attorney
                  hired by or representing the CORPORATION.


                                  ARTICLE XIII
                                     BYLAWS

              Except to the extent such power may be modified or divested by action of the shareholders representing a majority of the issued and outstanding shares of the Common Stock of the CORPORATION taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the Bylaws of the CORPORATION shall be vested in the Board of Directors.



                                   ARTICLE XIV
                     REGISTERED OFFICE AND REGISTERED AGENT

              The post office address of its initial registered office and the name of its initial registered agent at such address are:

                Registered Office:      16910 Dallas Parkway, Suite 100
                                        Dallas, Texas 75248

                Registered Agent:       Kevin B. Halter

                                   ARTICLE XV
                                    DIRECTORS

              The number of Directors constituting the initial Board of Directors is two, and the name and address of the persons who are to serve as Director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

              Name                            Address
              ----                            -------
        Kevin B. Halter                16910 Dallas Parkway, Suite 100
                                       Dallas, Texas 75248

        Kevin B. Halter, Jr.           16910 Dallas Parkway, Suite 100
                                       Dallas, Texas 75248


                                   ARTICLE XVI
                                    OFFICERS

              Until the first annual meeting of shareholders the officers of this CORPORATION shall be:

                        President:                     Kevin B. Halter
                Vice President and Secretary:          Kevin B. Halter, Jr.


                                  ARTICLE XVII
                                  INCORPORATOR

              The name address of the Incorporator is:

             Name                                   Address
             ----                                   -------
       Kevin B. Halter                     16910 Dallas Parkway, Suite 100
                                           Dallas, Texas 75248


        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 7th day of December, 1997.

                                           WHISPERING OAKS INTERNATIONAL, INC.



                                           By________________________________
                                               Kevin  B. Halter